UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 16, 2010

SL GREEN REALTY CORP.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

MARYLAND

(STATE OF INCORPORATION)

1-13199	13-3956775
(COMMISSION FILE NUMBER)	(IRS EMPLOYER ID. NUMBER)

420 Lexington Avenue
New York, New York	10170
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(ZIP CODE)

(212) 594-2700

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.             Entry into a Material Definitive Agreement

On March 16, 2010, Reckson Operating Partnership, L.P. (“Reckson”), and SL Green Realty Corp. (the “Company”) and SL Green Operating Partnership, L.P. (“SL Green OP”), as co-obligors, issued $250 million aggregate principal amount of 7.75% Senior Notes due 2020 (the “Notes”).  The Notes were issued pursuant to an indenture, dated as of March 16, 2010 (the “Indenture”), among Reckson, and the Company and SL Green OP, as co-obligors, and The Bank of New York Mellon, as trustee (the “Trustee”) and the related 7.75% Senior Note due 2020 (the “7.75% Note”) of Reckson, the Company and SL Green OP.  Reckson is a wholly-owned subsidiary of the Company’s operating partnership, SL Green OP.  The description of the Indenture and the related form of 7.75% Note contained in this report is qualified in its entirety by reference to the complete text of the Indenture and the form of 7.75% Note, copies of which are filed as Exhibits 4.1 and 4.2, respectively, to this report and incorporated herein by reference.

The Notes mature on March 15, 2020.  The Notes bear interest at a rate of 7.75% per annum, computed on the basis of a 360-day year composed of twelve 30-day months and payable on March 15 and September 15 of each year, beginning on September 15, 2010.

The Notes are the unsecured unsubordinated obligations of Reckson, the Company and SL Green OP and rank equally with each entity’s existing and future unsecured unsubordinated indebtedness.

Reckson, the Company and SL Green OP have the option to redeem all or a part of the Notes, at any time or from time to time, at a redemption price equal to 100% of the principal amount of the Notes redeemed, plus a “make-whole” premium, and accrued and unpaid interest, if any, to the applicable redemption date.

The Indenture contains covenants that, among other things, restrict the ability of Reckson and its subsidiaries’ to incur additional indebtedness and encumber assets.  These covenants are subject to a number of important limitations and exceptions.  The Company and SL Green OP are not subject to such restrictions.

The Indenture provides for customary events of default.  In the case of an event of default arising from specified events of bankruptcy or insolvency, all outstanding Notes will become due and payable immediately without further action or notice.  If any other event of default under the Indenture occurs or is continuing, the Trustee or holders of at least 25% in principal amount of the then outstanding Notes may declare all the notes to be due and payable immediately.

The Notes have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

The Notes were issued at par value.  The Company intends to use the estimated net proceeds of $246.4 million, after the initial purchasers’ discount and the Company’s offering expenses, to fund its previously announced tender offer for certain outstanding notes of Reckson and SL Green OP (the “Tender Offer”), with the remaining proceeds, if any, being used for general corporate purposes and/or working capital purposes.  The Tender Offer was conditioned on the consummation of the Notes offering.  That condition has now been satisfied.

Registration Rights Agreement

In connection with the issuance of the Notes, Reckson, the Company and SL Green OP also entered into a registration rights agreement, dated March 16, 2010, with Banc of America Securities LLC, Citigroup Global Markets Inc. and Deutsche Bank Securities Inc., as the initial purchasers of the Notes (the “Registration Rights Agreement”). Under the terms of the Registration Rights Agreement, Reckson, the Company and SL Green OP are required to use commercially reasonable efforts to have an exchange offer registration statement declared effective by the Securities and Exchange Commission (the “SEC”) on or prior to 240 days after March 16, 2010, enabling holders to exchange the Notes for registered notes with terms substantially identical to the terms of the Notes.  Under specified circumstances, including if the exchange offer can not be effected in the required time period, the Registration Rights Agreement would require that Reckson, the Company and SL Green OP file a shelf registration statement for the resale of the Notes.

In the event that any of the registration statements required to be filed under the Registration Rights Agreement are not filed or declared effective on or prior to the date specified in the agreement, the exchange offer has not been consummated on or prior to 285 days after March 16, 2010 or, other than in connection with a “suspension period,” as defined in the Registration Rights Agreement, any applicable registration statement ceases to be effective or becomes unusable (a “Notes Registration Default”) for its intended purpose without being cured within 10 business days of such registration statement ceasing to be effective or usable (or, if such event occurs during a suspension period, within 10 days following the expiration of such suspension period), then additional interest will accrue on the aggregate principal amount of the Notes from and including the date on which any such Notes Registration Default has occurred to the date on which all Notes Registration Defaults have been cured. Additional interest will accrue at a rate of 0.25% per annum for the first 90 day period after the date of a Notes Registration Default and thereafter it will be increased to 0.50% per annum. The aggregate increase in such annual interest rate may in no event exceed 0.50% per annum over 7.75%. The description of the Registration Rights Agreement contained in this report is qualified in its entirety by reference to the complete text of the Registration Rights Agreement, a copy of which is filed as Exhibit 4.3 to this report and incorporated herein by reference.

Item 8.01.             Other Events

On March 16, 2010, the Company issued a press release announcing the completion of its previously announced offering of the Notes. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01.             Financial Statements and Exhibits

(d)           Exhibits

4.1          Indenture, dated as of March 16, 2010, among Reckson Operating Partnership, L.P., as Issuer, SL Green Realty Corp. and SL Green Operating Partnership, L.P., as Co-Obligors, and The Bank of New York Mellon, as Trustee.

4.2          Form of 7.75% Senior Note due 2020 of Reckson, the Company and SL Green OP (included in the Indenture filed as Exhibit 4.1 of this Report).

4.3          Registration Rights Agreement, dated as of March 16, 2010, among Reckson Operating Partnership, L.P., and SL Green Realty Corp. and SL Green Operating Partnership, L.P., as Co-Obligors, and Banc of America Securities LLC, Citigroup Global Markets Inc. and Deutsche Bank Securities Inc.

99.1        Press Release announcing closing of Notes offering, dated March 16, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SL GREEN REALTY CORP.

/s/ Gregory F. Hughes
Gregory F. Hughes
Chief Financial Officer

Date:  March 16, 2010